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                                                                  Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Lexford Residential Trust Savings Plan of Equity Residential Properties Trust of our report dated July 12, 2000 with respect to the financial statements of the Lexford Residential Trust Savings Plan included in the Plan's Annual Report (Form 11-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                  /s/ Ernst & Young LLP

Columbus, Ohio
August 23, 2000